EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders

Resonant Inc.

We consent to the incorporation by reference in this registration statement of our report dated April 11, 2014, relating to the balance sheet of Resonant LLC as of December 31, 2012 and the related statements of operations, shareholders’ equity (deficit) and cash flows for the period May 29, 2012 (inception) to December 31, 2012 and the period January 1, 2013 to June 16, 2013, and the balance sheet of Resonant Inc., successor company and a development stage company, as of December 31, 2013 and the related statements of operations, shareholders’ deficit and cash flows for the period June 17, 2013 to December 31, 2013 appearing in the Company’s Amendment No. 4 to Form S-1 filed with the Securities and Exchange Commission.  Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ Squar, Milner, Peterson, Miranda & Williamson, LLP
Los Angeles, California

May 21, 2014